UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 24, 2023
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chair and Lead Independent Director

As previously disclosed, on January 15, 2023, the Board of Directors (the “Board”) of Coronado Global Resources Inc. (the “Company”) appointed Garold Spindler to the position of Executive Chair of the Board and appointed William (Bill) Koeck to the position of the Deputy Chair and Lead Independent Director of the Board, each effective immediately following the Company’s 2023 Annual General Meeting of Stockholders (the “Annual General Meeting”), which was held on May 24, 2023 (May 25, 2023 in Australia) (the “Effective Date”).

The terms of Mr. Spindler’s appointment shall be governed by an employment agreement, dated as of May 25, 2023, between the Company and Mr. Spindler (the “Spindler Employment Agreement”). Pursuant to the Spindler Employment Agreement, Mr. Spindler will receive an annual base salary of US$700,000. Additionally, Mr. Spindler will receive an annual director’s fee of US$225,000 for as long as he serves on the Board. He will also be eligible to participate in the incentive arrangements and benefit plans that are generally offered by the Company to other executive officers.

The initial term of Mr. Spindler’s employment as Executive Chair shall expire at the 2024 annual general meeting of the Company’s stockholders, and will automatically renew each year at the annual general meeting of the Company’s stockholders unless the Board terminates Mr. Spindler’s employment, Mr. Spindler resigns from the Company or the Board, or Mr. Spindler is not reelected by the stockholders or is otherwise lawfully removed as a Director. If Mr. Spindler’s employment is terminated by the Company without cause or if Mr. Spindler resigns for good reason, he is entitled to receive a lump sum severance payment equal to the amount of base salary and other cash entitlements he would have received during the remainder of the then-current term (i.e., through the next annual general meeting). Except in the case of his resignation for good reason, Mr. Spindler is subject to post-termination restrictions on competing with the Company and/or soliciting its employees and customers for a period of one year following his termination of employment.

The terms of Mr. Koeck’s appointment shall be governed by the appointment letter agreement, dated as of May 25, 2023, between the Company and Mr. Koeck (the “Koeck Appointment Agreement”). Pursuant to the Koeck Appointment Agreement, Mr. Koeck will receive annual compensation of AU$275,000 (which includes the Company’s standard director’s fee and required Australian statutory superannuitaion contributions made on Mr. Koeck’s behalf) and an additional AU$15,000 per year for his service as the Chair of the Compensation and Nominating Committee of the Board.

Mr. Koeck’s appointment as Deputy Chair and Lead Independent Director of the Board will last until Mr. Koeck resigns or ceases to be a director of the Company.

Appointment of New Chief Executive Officer

As previously disclosed, on January 15, 2023, the Board appointed Douglas G. Thompson as the Company’s Chief Executive Officer, effective as of the Effective Date.

The terms of Mr. Thompson’s appointment shall be governed by an appointment agreement, dated as of May 25, 2023, between the Company and Mr. Thompson (the “Thompson Appointment Agreement”). Pursuant to the Thompson Appointment Agreement, Mr. Thompson will receive an annual base salary of AU$1,175,379, which includes Australian statutory defined contribution superannuation contributions made on Mr. Thompson’s behalf. Additionally, Mr. Thompson may be eligible to participate in incentive arrangements offered by the Company from time to time to senior executives.

Mr. Thompson’s employment can be terminated by either him or Curragh Queensland Mining Pty Ltd. (“Curragh”) by giving the other party three months’ written notice (or by Curragh making payment in lieu of part or all of his notice period). If Mr. Thompson terminates his employment without the required notice, he must pay Curragh an amount equal to his compensation for the balance of the notice period not served. In addition to any notice payments, Mr. Thompson’s severance arrangement will provide for six months’ wages and superannuation contributions in the event of a termination by Curragh other than in certain specified egregious situations providing for immediate termination. If Mr. Thompson is terminated by reason of redundancy, he is entitled to receive redundancy payments in accordance with Australian legislation. Mr. Thompson is also subject to post-termination restrictions on competing with the Company or any subsidiary and/or soliciting its employees and customers for a period of one year following termination of his employment.

The foregoing descriptions of the Spindler Employment Agreement, the Koeck Appointment Agreement and the Thompson Appointment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Spindler Employment Agreement, the Koeck Appointment Agreement and the Thompson Appointment Agreement, which have been filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, hereto and are incorporated herein by reference.

Approval of the Issuance of up to 25,000,000 Securities under the 2018 Equity Incentive Plan

On May 24, 2023 (May 25, 2023 in Australia), at the Company’s Annual General Meeting, the Common Stockholders (defined below) approved the issuance of up to 25,000,000 Securities under the 2018 Equity Incentive Plan pursuant to ASX Listing Rule 7.2 (Exception 13) and for all other purposes. A more complete description of the terms of the 2018 Equity Incentive Plan can be found in “Proposal 5: Approval of the Issuance of up to 25,000,000 Securities Under the 2018 Equity Incentive Plan Pursuant to ASX Listing Rule 7.2 (Exception 13) and For All Other Purposes” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2023 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing description of the 2018 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of such plan, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Approval of the Employee Stock Purchase Plan

On May 24, 2023 (May 25, 2023 in Australia), at the Company’s Annual General Meeting, the Common Stockholders also approved the Company’s Employee Stock Purchase Plan (the “ESPP”). The ESPP allows employees of the Company and its designated subsidiaries to purchase the Company’s Securities on the open market with a Company matching contribution having a value of up to 25% of an employee’s contributions in accordance with the terms and conditions of the ESPP. A more complete description of the terms of the ESPP can be found in “Proposal 6: Approval of Coronado Global Resources Inc. Employee Stock Purchase Plan” in the Proxy Statement, which description is incorporated by reference herein. The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the complete text of the ESPP, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting virtually on May 24, 2023 (May 25, 2023 in Australia).

As of April 11, 2023, the record date for the Annual General Meeting, there were 167,645,373 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and 1 share of the Company’s preferred stock Series A, par value $0.01 per share (“Series A Share”), outstanding and entitled to vote at the Annual General Meeting. The holders of 102,311,023 shares of Common Stock (including holders of the Company’s CHESS Depositary Interests, the “Common Stockholders”), and the holder of the Company’s Series A Share (“Series A Holder”), were present in person or represented by proxy at the Annual General Meeting.

Summarized below are descriptions of the matters voted on at the Annual General Meeting and the final results of such voting:

Proposals 1 and 2 - Election of Director Nominees. The Company’s stockholders elected each of the following six director nominees to serve until the Company’s 2024 annual general meeting of stockholders or until a successor is duly elected and qualified. The voting for the director nominees at the Annual General Meeting was as follows:

Elected by the Series A Holder, voting as a separate class:

Name	Votes For	Votes Withheld
Laura Tyson	1	0

Elected by the Common Stockholders, voting as a separate class:

Name	Votes For	Votes Withheld
William (Bill) Koeck	94,822,962	6,806,896
Garold Spindler	98,750,546	1,711,278
Philip Christensen	101,351,390	352,776
Greg Pritchard	101,337,189	366,976
Douglas G. Thompson	101,770,520	451,124

There were no broker non-votes with respect to Proposals 1 and 2.

Proposal 3 - Advisory Vote to Approve Our Named Executive Officers’ Compensation. The Common Stockholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement, dated April 13, 2023. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
94,522,765	7,757,427	30,830

There were no broker non-votes with respect to Proposal 3.

Proposal 4 - Ratification of the Appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023. The Common Stockholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending December 31, 2023. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
102,204,195	84,291	22,534

There were no broker non-votes with respect to Proposal 4.

Proposal 5 - Approval of the Issuance of up to 25,000,000 Securities Under the 2018 Equity Incentive Plan Pursuant to ASX Listing Rule 7.2 (Exception 13) and For All Other Purposes. The Common Stockholders voted upon and approved the issuance of up to 25,000,000 Securities under the 2018 Equity Incentive Plan pursuant to ASX Listing Rule 7.2 (Exception 13) and for all other purposes. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
101,448,548	817,024	45,447

There were no broker non-votes with respect to Proposal 5.

Proposal 6 - Approval of Coronado Global Resources Inc. Employee Stock Purchase Plan. The Common Stockholders voted and approved the Company’s Employee Stock Purchase Plan. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
102,172,510	97,248	41,262

There were no broker non-votes with respect to Proposal 6.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with the Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of May 25, 2023, between Coronado Global Resources Inc. and Garold Spindler.
10.2	Appointment Letter Agreement, dated as of May 25, 2023, between Coronado Global Resources Inc. and William (Bill) Koeck.
10.3	Appointment Agreement, dated as of May 25, 2023, between Coronado Global Resources Inc. and Douglas G. Thompson.
10.4	Coronado Global Resources Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement)
10.5	Coronado Global Resources Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Proxy Statement)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Christopher P. Meyering
Name:	Christopher P. Meyering
Title:	Vice President, Chief Legal Officer and Secretary

Date:	May 31, 2023